EXHIBIT 99.1
Press Release

Clean Harbors Adds Michael Battles and Eric Gerstenberg
to its Board of Directors; Expands Board to 13 Members

NORWELL, Mass. – September 3, 2024 – Clean Harbors, Inc. (“Clean Harbors” or the “Company”) (NYSE: CLH), the leading provider of environmental and industrial services throughout North America, today announced that Co-Chief Executive Officers Michael Battles and Eric Gerstenberg have joined the Company’s Board of Directors, effective immediately.

“Eric and Mike are talented, proven executives with lengthy track records of valuable contributions to Clean Harbors,” said Alan S. McKim, the Company’s Founder, Executive Chairman and Chief Technology Officer. “The first year and a half under their leadership as co-CEOs has been an incredibly successful period for the Company, its employees and its shareholders as we execute our Vision 2027 growth strategy. Their collective insights in the areas of operations, finance, sales and capital allocation further strengthens our Board.”

The Company’s board was expanded to 13 members in conjunction with these appointments. Mr. Gerstenberg and Mr. Battles will both serve as Class III directors.

Gerstenberg, 56, joined Clean Harbors in 1989 and during the past thirty years he has held a variety of positions of increasing responsibility throughout the organization. Prior to being named Co-Chief Executive Officer, he was the Company’s Chief Operating Officer – a position he has held since 2015 – where he had responsibility for the environmental sales and service organization, all of its facilities including incinerators and re-refineries, and oversaw the majority of its workforce. Gerstenberg completed the Advanced Management Program (AMP) at Harvard Business School, and received his Bachelor of Science degree in Engineering from Syracuse University.

Battles, 56, joined Clean Harbors in 2013 as Chief Accounting Officer after a long career in public accounting at Deloitte & Touche, and as a finance leader at PerkinElmer, Inc. He was elevated to Chief Financial Officer in 2016 and became Co-Chief Executive Officer in 2023. During his tenure as the Company’s CFO he oversaw the entire finance organization, including multiple debt raises and refinancings, as well as taking on some strategic and operational oversight. He is also a member of the Board of Directors of Casella Waste Systems Inc. (Nasdaq: CWST). Battles holds a BS in Business Administration from the University of Vermont and is a certified public accountant. He also has a Certificate in Cybersecurity Oversight issued by the National Association of Corporate Directors and Carnegie Mellon University.

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

About Clean Harbors
Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental and industrial services. The Company serves a diverse customer base, including a majority of Fortune 500 companies. Its customer base spans a number of industries, including chemical, energy and manufacturing, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services such as end-to-end hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is North America’s largest re-refiner and recycler of used oil and a leading provider of parts washers and environmental services to commercial, industrial and automotive customers. Founded in 1980 and based in Massachusetts, Clean Harbors operates in the United States, Canada, Mexico, Puerto Rico and India. For more information, visit www.cleanharbors.com.

Safe Harbor Statement
Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “seeks,” “should,” “estimates,” “projects,” “may,” “likely,” “potential” or similar expressions. Such statements may include, but are not limited to, statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of this date only and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, without limitation, those items identified as “Risk Factors” in Clean Harbors’ most recently filed reports on Form 10-K and Form 10-Q. Forward-looking statements are neither historical facts nor assurances of future performance. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.

Contacts:

Eric J. Dugas	Jim Buckley
EVP and Chief Financial Officer	SVP Investor Relations
Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5100
InvestorRelations@cleanharbors.com	Buckley.James@cleanharbors.com

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com